EXHIBIT 99.1

Contacts:
Investor Relations	Media Relations
Glenn Etherington	Ed Bryson
Chief Financial Officer	Public Relations Manager
(972) 403-8501	(972) 543-5117
getherington@metasolv.com	ebryson@metasolv.com

MetaSolv to Release Second Quarter Financial Results

PLANO, Texas, July 17 /PRNewswire-FirstCall/ — MetaSolv, Inc. (Nasdaq: MSLV), a global leader in communications management solutions for next-generation and traditional networks and services, today announced it will release financial results for its second quarter of 2003 after the close of the market on Wednesday, July 30, 2003.

Following the release of the results, MetaSolv will host a conference call at 5:00 p.m. ET. MetaSolv’s management will comment on the financial results, as well as the Company’s overall strategy and financial outlook.

The live broadcast of MetaSolv, Inc.’s quarterly conference call will be available on-line at www.metasolv.com (click on the link to Investor Relations) and at www.streetevents.com . The call is scheduled to begin at 5:00 p.m. ET on July 30, 2003. The on-line replay will be available shortly after the call and continue for 30 days.

A dial-in telephone replay of the conference call will be available from 8:00 p.m. ET on Wednesday, July 30, through August 6. The dial-in replay number is 719-457-0820, and the confirmation number is 404612.

About MetaSolv

MetaSolv, Inc. is a leading, global provider of comprehensive service fulfillment software solutions for communications service providers. MetaSolv’s advanced operations support system (OSS) solutions integrate and automate key operational processes and functions, including service and subscriber provisioning, network resource management, network data collection, and service quality management. More than 170 global fixed-line and mobile operators — including BT, Brasil Telecom, Cable & Wireless, Nextel, T-Mobile, Telstra, Vodafone, and others — use MetaSolv’s products and services to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas, with regional offices in Toronto, Ottawa, London, Sophia-Antipolis, France, Rio de Janeiro, and other key global cities. MetaSolv’s web site is www.metasolv.com .

MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

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